Exhibit 99.1

July 26, 2017
Limelight Networks(R) Reports Financial Results for the Second Quarter of 2017

•	Revenue of $45.4 million, up 4 percent year over year

•	GAAP gross margin of 47.1%, up 390 basis points, year over year

•	GAAP EPS of $(0.01) and Non-GAAP EPS of $0.03

•	Cash and marketable securities of $60.6 million

•	Raising 2017 revenue, gross margin, Non-GAAP earnings per share and Adjusted EBITDA guidance
Limelight Networks, Inc. (Nasdaq:LLNW) (Limelight), a global leader in digital content delivery, today reported revenue of $45.4 million for the second quarter of 2017, up four percent compared to $43.6 million in the second quarter of 2016, and up one percent compared to $44.7 million in the first quarter of 2017. Currency headwinds negatively impacted year-over-year comparison by $0.3 million, or one percent.
Gross margin was 47.1% in the second quarter of 2017, an increase of 390 basis points from 43.2% in the second quarter of 2016.
On a GAAP basis, Limelight reported a net loss of $1.6 million, or $0.01 per basic share, for the second quarter of 2017, compared to a net loss of $57.9 million, or $0.56 per basic share, in the second quarter of 2016. The second quarter of 2016 net loss included a $54 million provision for litigation related to the settlement of the Akamai lawsuit.
Non-GAAP net income was $2.9 million or $0.03 per basic share, for the second quarter of 2017, compared to non-GAAP net income of $0.6 million, or $0.01 per basic share, in the second quarter of 2016.
EBITDA was $3.4 million for the second quarter of 2017, compared to negative $52.4 million for the second quarter of 2016. Adjusted EBITDA was $7.9 million for the second quarter of 2017, compared to $6.2 million for the second quarter of 2016.
Limelight ended the second quarter with 533 employees and employee equivalents, up from 528 employees at the end of the first quarter of 2017, and up from 512 employees in the year ago period.
“Our second quarter results continued to show meaningful year-over year improvements across revenue, margin, profitability and cash flow measures. Our performance improvements have strengthened our financial profile and improved our competitive position. Demand for our capabilities and services is growing and our R&D investments and strategic focus are continuing to gain traction. We continue to pursue numerous internal and external opportunities to accelerate growth and profitability and expect their realization to generate incremental shareholder returns,” said Bob Lento, Chief Executive Officer at Limelight.
“Our solid and consistent first half performance coupled with growing confidence as to our second half outlook, leads us to expect that we can deliver full year 2017 results above our previous guidance. We believe we may deliver close to double digit revenue growth for the two remaining quarters, and along with improving margins and continuing expense discipline, Limelight’s 2017 performance could represent our best year since we became a publicly traded company,” Mr. Lento added.
Based on current conditions, for the full-year 2017, we are providing the following updates to our previously announced guidance for 2017:

Exhibit 99.1

Limelight Networks, Inc.
2017 Guidance

	July 26, 2017	April 24, 2017	February 8, 2017
Revenue	$180 to $182 million	$177 to $181 million	$175 to $180 million

Gross margin percentage	Expansion of 300 basis points over 2016	Expansion of 200 basis points over 2016	Expansion of more than 150 basis points over 2016

Non-GAAP EPS	$0.05 to $0.07	$0.03 to $0.06	$0.02 to $0.06

Adjusted EBITDA	$24 to $28 million	$23 to $27 million	$22 to $27 million

Capital expenditures	Approx. $20 million	Approx. $20 million	Approx. $20 million

Exhibit 99.1

Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	June 30, 2017	March 31, 2017	December 31, 2016
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,972	$19,152	$21,734
Marketable securities	37,624	41,676	44,453
Accounts receivable, net	28,154	26,191	27,418
Income taxes receivable	112	99	125
Prepaid expenses and other current assets	4,121	3,989	4,865
Total current assets	92,983	91,107	98,595
Property and equipment, net	30,415	30,204	30,352
Marketable securities, less current portion	40	40	40
Deferred income taxes	1,307	1,193	1,105
Goodwill	77,032	76,702	76,243
Other assets	1,802	1,806	1,794
Total assets	$203,579	$201,052	$208,129
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,763	$8,558	$8,790
Deferred revenue	1,741	1,845	2,138
Income taxes payable	334	193	188
Provision for litigation	18,000	18,000	18,000
Other current liabilities	12,722	10,600	12,836
Total current liabilities	43,560	39,196	41,952
Deferred income taxes	147	154	152
Deferred revenue, less current portion	15	13	22
Provision for litigation, less current portion	18,000	22,500	27,000
Other long-term liabilities	1,057	1,238	1,435
Total liabilities	62,779	63,101	70,561
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 109,248, 107,979 and 107,059 shares issued and outstanding at June 30, 2017, March 31, 2017 and December 31, 2016, respectively	109	108	107
Additional paid-in capital	497,018	493,567	490,819
Accumulated other comprehensive loss	(9,045)	(10,067)	(11,038)
Accumulated deficit	(347,282)	(345,657)	(342,320)
Total stockholders’ equity	140,800	137,951	137,568
Total liabilities and stockholders’ equity	$203,579	$201,052	$208,129

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Percent	June 30,	Percent	June 30,	June 30,	Percent
	2017	2017	Change	2016	Change	2017	2016	Change
Revenues	$45,370	$44,735	1%	$43,560	4%	$90,105	$84,982	6%
Cost of revenue:
Cost of services (1)	19,464	19,007	2%	20,271	(4)%	38,471	40,380	(5)%
Depreciation — network	4,531	4,557	(1)%	4,489	1%	9,088	9,157	(1)%
Total cost of revenue	23,995	23,564	2%	24,760	(3)%	47,559	49,537	(4)%
Gross profit	21,375	21,171	1%	18,800	14%	42,546	35,445	20%
Gross profit percentage	47.1%	47.3%		43.2%		47.2%	41.7%
Operating expenses:
General and administrative (1)	6,804	8,514	(20)%	7,241	(6)%	15,319	14,049	9%
Sales and marketing (1)	8,997	9,267	(3)%	8,117	11%	18,265	17,020	7%
Research and development (1)	6,715	6,220	8%	6,289	7%	12,934	12,614	3%
Depreciation and amortization	597	589	1%	626	(5)%	1,186	1,249	(5)%
Provision for litigation	—	—	NA	54,000	NA	—	54,000	NA
Total operating expenses	23,113	24,590	(6)%	76,273	(70)%	47,704	98,932	(52)%
Operating loss	(1,738)	(3,419)	(49)%	(57,473)	(97)%	(5,158)	(63,487)	(92)%
Other income (expense):
Interest expense	(10)	(14)	(29)%	(279)	(96)%	(24)	(459)	(95)%
Interest income	121	117	3%	8	1,413%	239	14	1,607%
Other, net	153	87	76%	(79)	(294)%	241	321	(25)%
Total other income (expense)	264	190	39%	(350)	(175)%	456	(124)	(468)%
Loss before income taxes	(1,474)	(3,229)	(54)%	(57,823)	(97)%	(4,702)	(63,611)	(93)%
Income tax expense	151	108	40%	115	31%	260	273	(5)%
Net loss	$(1,625)	$(3,337)	(51)%	$(57,938)	(97)%	(4,962)	(63,884)	(92)%

Net loss per share:
Basic and diluted	$(0.01)	$(0.03)		$(0.56)		(0.05)	(0.62)

Weighted average shares used in per share calculation:
Basic and diluted	108,422	107,363		103,904		107,893	103,299

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1

Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Share-based compensation:
Cost of services	$364	$359	$436	$723	$909
General and administrative	1,674	1,534	1,677	3,208	3,503
Sales and marketing	617	620	638	1,237	1,375
Research and development	600	562	542	1,162	1,002
Total share-based compensation	$3,255	$3,075	$3,293	$6,330	$6,789

Depreciation and amortization:
Network-related depreciation	$4,531	$4,557	$4,489	$9,088	$9,157
Other depreciation and amortization	597	589	620	1,186	1,237
Amortization of intangible assets	—	—	6	—	12
Total depreciation and amortization	$5,128	$5,146	$5,115	$10,274	$10,406

Net increase (decrease) in cash, cash equivalents and marketable securities:	$(232)	$(5,359)	$6,744	$(5,591)	$(42,117)

End of period statistics:
Approximate number of active customers	779	813	904	779	904

Number of employees and employee equivalents	533	528	512	533	512

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Operating activities
Net loss	$(1,625)	$(3,337)	$(57,938)	$(4,962)	$(63,884)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,128	5,146	5,115	10,274	10,406
Share-based compensation	3,255	3,075	3,293	6,330	6,789
Provision for litigation	—	—	54,000	—	54,000
Foreign currency remeasurement loss	290	289	467	579	166
Deferred income taxes	(94)	(50)	(68)	(144)	14
Gain on sale of property and equipment	(17)	(75)	(134)	(92)	(134)
Accounts receivable charges (recoveries)	241	249	83	490	(33)
Amortization of premium on marketable securities	80	83	—	163	19
Realized loss on sale of marketable securities	—	—	—	—	32
Changes in operating assets and liabilities:
Accounts receivable	(2,204)	978	2,497	(1,226)	1,957
Prepaid expenses and other current assets	(47)	914	(191)	867	3,392
Income taxes receivable	(8)	29	51	21	38
Other assets	11	(3)	166	8	508
Accounts payable and other current liabilities	3,861	(1,160)	1,566	2,701	(2,439)
Deferred revenue	(101)	(302)	(934)	(403)	(461)
Income taxes payable	138	(4)	72	134	(55)
Payments for provision for litigation	(4,500)	(4,500)	—	(9,000)	—
Other long term liabilities	(185)	(197)	(1,237)	(382)	(337)
Net cash provided by operating activities	4,223	1,135	6,808	5,358	9,978
Investing activities
Purchases of marketable securities	(2,993)	(4,526)	—	(7,519)	—
Sale and maturities of marketable securities	6,994	7,250	—	14,244	28,315
Change in restricted cash	—	—	—	—	(62,790)
Purchases of property and equipment	(4,733)	(5,745)	(259)	(10,478)	(1,680)
Proceeds from sale of property and equipment	22	58	—	80	—
Net cash used in investing activities	(710)	(2,963)	(259)	(3,673)	(36,155)
Financing activities
Principal payments on capital lease obligations	—	—	(319)	—	(478)
Payment of employee tax withholdings related to restricted stock vesting	(880)	(1,036)	(298)	(1,916)	(944)
Proceeds from line of credit	—	—	—	—	12,790
Proceeds from employee stock plans	1,077	111	813	1,188	856
Net cash provided by (used in) financing activities	197	(925)	196	(728)	12,224
Effect of exchange rate changes on cash and cash equivalents	110	171	(1)	281	158
Net increase (decrease) in cash and cash equivalents	3,820	(2,582)	6,744	1,238	(13,795)
Cash and cash equivalents, beginning of period	19,152	21,734	24,141	21,734	44,680
Cash and cash equivalents, end of period	$22,972	$19,152	$30,885	$22,972	$30,885
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net income (loss), adjusted to exclude provision for litigation, share-based compensation, litigation expenses, and amortization of intangible assets. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude depreciation and amortization, interest expense, interest and other (income) expense, and income tax expense. We define

Exhibit 99.1

Adjusted EBITDA as EBITDA adjusted to exclude provision for litigation, share-based compensation and litigation expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they provide valuable information on the performance of our on-going operations, excluding non-cash charges, taxes and non-core activities (including interest payments related to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus.
The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	these measures do not reflect changes in, or cash requirements for, our working capital needs;

•	Non-GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;

•	these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

•	these measures do not reflect income taxes or the cash requirements for any tax payments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:

Exhibit 99.1

Reconciliation of Non-GAAP Financial Measures
Limelight is presenting the most directly comparable U.S. GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited

	Three Months Ended						Six Months Ended
	June 30, 2017		March 31, 2017		June 30, 2016		June 30, 2017		June 30, 2016
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(1,625)	$(0.01)	$(3,337)	$(0.03)	$(57,938)	$(0.56)	$(4,962)	$(0.05)	$(63,884)	$(0.62)
Provision for litigation	—	—	—	—	54,000	0.52	—	—	54,000	0.52
Share-based compensation	3,255	0.03	3,075	0.03	3,293	0.03	6,330	0.06	6,789	0.07
Litigation expenses	1,276	0.01	1,909	0.02	1,271	0.01	3,185	0.03	2,449	0.02
Amortization of intangible assets	—	—	—	—	6	0.00	—	—	12	0.00
Non-GAAP net income (loss)	$2,906	$0.03	$1,647	$0.02	$632	$0.01	$4,553	$0.04	$(634)	$(0.01)

Weighted average shares used in per share calculation:		108,422		107,363		103,904		107,893		103,299

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
U.S. GAAP net loss	$(1,625)	$(3,337)	$(57,938)	$(4,962)	$(63,884)
Depreciation and amortization	5,128	5,146	5,115	10,274	10,406
Interest expense	10	14	279	24	459
Interest and other (income) expense	(274)	(204)	71	(480)	(335)
Income tax expense	151	108	115	260	273
EBITDA	$3,390	$1,727	$(52,358)	$5,116	$(53,081)
Provision for litigation	—	—	54,000	—	54,000
Share-based compensation	3,255	3,075	3,293	6,330	6,789
Litigation expenses	1,276	1,909	1,271	3,185	2,449
Adjusted EBITDA	$7,921	$6,711	$6,206	$14,631	$10,157
For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net loss as a result of the uncertainty regarding, and the potential variability of, the amounts of

Exhibit 99.1

depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.
Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 888-317-6016 within the United States or +1 412-317-6016 outside of the U.S. The conference call will also be audio cast live from http://www.limelight.com and a replay will be available following the call from the Limelight website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income, capital expenditures, litigation, and our future prospects. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of July 26, 2017, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks (NASDAQ: LLNW), a global leader in digital content delivery, empowers customers to better engage online audiences by enabling them to securely manage and globally deliver digital content, on any device. The company’s award winning Limelight Orchestrate™ platform includes an integrated suite of content delivery technology and services that helps organizations secure digital content, deliver exceptional multi-screen experiences, improve brand awareness, drive revenue, and enhance customer relationships - all while reducing costs. For more information, please visit www.limelight.com, read our blog, follow us on Twitter , Facebook and LinkedIn and be sure to visit Limelight Connect.”
Copyright (C) 2017 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
Language:
English
CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778

Exhibit 99.1

ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ